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                                                                    Exhibit 99.2

MILBERG WEISS BERSHAD
   HYNES & LERACH LLP
WILLIAM S. LERACH (68581)                                 ENDORSED FILED
DARREN J. ROBBINS (168593)                               SAN MATEO COUNTY
600 West Broadway, Suite 1800
San Diego, CA 92101                                        NOV 02 2001
Telephone: 619/231-1058
619/231-7423 (fax)                                 Clerk of the Superior Court
                                                  By       ATEESH DATI
                                                    ----------------------------
Attorneys for Plaintiff                                    DEPUTY CLERK

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                               COUNTY OF SAN MATEO

CARL RONGO, On Behalf of Himself and All )    VIA FAX
Others Similarly Situated,               )
                                         )   Case No. C-418929
                             Plaintiff,  )
                                         ) CLASS ACTION
           vs.                           )
                                         )   COMPLAINT BASED UPON SELF
CROSSWORLDS SOFTWARE, INC.,              )   DEALING AND BREACH OF
ANDREW K. LUDWICK, ALFRED J.             )   FIDUCIARY DUTY
AMOROSO, COLIN F. RAYMOND, ALBERT        )
A. PIMENTEL KATRINA A. GARNETT,          }
TERRENCE F. GARNETT and DOES 1-25,       )
inclusive,                               )
                             Defendants. )
-----------------------------------------)

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      Plaintiff, by his attorneys, alleges as follows:

                              SUMMARY Of THE ACTION

      l. This is a stockholder class action brought by plaintiff on behalf of the holders of CrossWorlds Software, Inc. ("CrossWorlds" or the "Company") common stock against CrossWorlds and its directors arising out of defendants' efforts to complete the sale of CrossWorlds to International Business Machines ("IBM") (the "Acquisition") at a grossly inadequate and unfair price and their efforts to provide certain insiders and directors with preferential treatment at the expense of, and which is unfair to, the public shareholders. This action seeks equitable relief only.

      2. CrossWorld provides e-business infrastructure software that enables the integration and automation of business processes using the Internet. The Company's products are based on an enterprise-class architecture. CrossWorlds provides pre-build connectivity solutions.

      3. In pursuing the unlawful plan to cash out CrossWorlds' public stockholders for grossly inadequate consideration, each of the defendants violated applicable law by directly breaching and/or aiding the other defendants' breaches of their fiduciary duties of loyalty, due care, independence, good faith and fair dealing.

      5. In fact, instead of attempting to obtain the highest price reasonably available for CrossWorlds for its shareholders, the individual defendants spent a substantial effort tailoring the structural terms of the Acquisition to meet the specific needs of IBM.

      5. In essence, the proposed Acquisition is the product of a hopelessly flawed process that was designed to ensure the sale of CrossWorlds to one buying group, and one buying group only, on terms preferential to IBM and to subvert the interests of plaintiff and the other public stockholders of CrossWorlds.

                             JURISDICTION AND VENUE

      6. This Court has jurisdiction over the cause of action asserted herein pursuant to the California Constitution, Article VI, ss.10, because this case is a cause not given by statute to other trial courts.

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      7. This Court has jurisdiction over CrossWorlds because CrossWorlds conducts business in California and is a citizen of California, as it has its principal place of business at 577 Airport Blvd., Suite 800, Burlingame, California. CrossWorlds is a citizen of California. Likewise, certain of the individual defendants, including defendants Amoroso and Ludwick, are citizen of California. This action is not removable.

      8. Venue is proper in this Court because the conduct at issue took place and had an effect in this County.

                                     PARTIES

      9. Plaintiff Carl Rongo is, and at all times relevant hereto was, a shareholder of CrossWorlds.

      10. Defendant CrossWorlds is a corporation with its principal place of business located at 577 Airport Blvd., Suite 900, Burlingame, California. CrossWorlds provides e-business infrastructure software that enables the integration and automation of business processes using the Internet. The Company's products are based on an enterprise-class. CrossWorlds provides pre-built connectivity solutions.

      11. Defendant Andrew K. Ludwick ("Ludwick") is the former President, CEO and director of the Company.

      12. Defendant Alfred J. Amoroso ("Amoroso") is the President, CEO and director of the Company.

      13. Defendant Colin F. Raymond ("Raymond") is a director of the Company.

      14. Defendant Albert A. Pimentel ("Pimentel") is s director of the
Company.

      15. Defendant Katrina A. Garnett ("K. Garnett") is a director of the Company.

      16. Defendant Terence J. Garnett ("T. Garnett") is a director of the Company.

      17. The defendants named above in P.P. 11-16 are sometimes collectively referred to herein as the "Individual Defendants."

      18. The true names and capacities of defendants sued herein under California Code of Civil Procedure ss.474 as Does 1 through 25, inclusive, are presently not known to plaintiff, who therefore sues these defendants by such fictitious names. Plaintiff will seek to amend this

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Complaint and include these Doe defendants' true names and capacities when they are ascertained. Each of the fictitiously named defendants is responsible in some manner for the conduct alleged herein and for the injuries suffered by the Class.

Defendants' Fiduciary Duties

      19. In any situation where the directors of a publicly traded corporation undertake a transaction that will result in either (i) a change in corporate control or (ii) a break-up of the corporation's assets, the directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation's shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with these duties, the directors may not take any action that:

            (a) adversely affects the value provided to the corporation's shareholders;

            (b) will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

            (c) contractually prohibits them from complying with their fiduciary duties;

            (d) will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation's shareholders; and/or

            (e) will provide the directors with preferential treatment at the expense of, or separate from, the public shareholders.

      20. In accordance with their duties of loyalty and good faith, the defendants, as directors and/or officers of CrossWorlds, are obligated to refrain from:

            (a) participating in any transaction where the directors' or officers' loyalties arc divided;

            (b) participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

            (c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

      21. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the Acquisition, violated the fiduciary duties owed to plaintiff and the other


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public shareholders of CrossWorlds, including their duties of loyalty, good faith and independence, insofar as they stood on both sides of the transaction and engaged in self-dealing and obtained for themselves personal benefits, including personal financial benefits not shared equally by plaintiff or the Class. Further, plaintiff alleges that the defendants placed an artificial lid on the price of the stock by withholding the release of CrossWorld's "record" and better than expected quarterly results until hours after the Company announced they had already agreed to sell the Company for just $4.65 per share. As a result of the Individual Defendants' self-dealing and divided loyalties, neither plaintiff nor the Class will receive adequate or fair value for their CrossWorlds common stock in the proposed Acquisition.

      22. Because the Individual Defendants have breached their duties of loyalty, good faith and independence in connection with the Acquisition, the burden of proving the inherent or entire fairness of the Acquisition, including all aspects of its negotiation, structure, price and terms, is placed upon the Individual Defendants as a matter of law.

                            CLASS ACTION ALLEGATIONS

      23. Plaintiff brings this action on his own behalf and as a class action pursuant to California Code of Civil Procedure ss.382 on behalf of all holders of CrossWorlds stock who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendants.

      24. This action is properly maintainable as a class action.

      25. The Class is so numerous that joinder of all members is impracticable. According to CrossWorlds' SEC filings, there were more than 26.7 million shares of CrossWorlds common stock outstanding as of July 31, 2001.

      26. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

            (a) whether defendants have breached their fiduciary duties of undivided loyalty, independence or due care with respect to plaintiff and the other members of the Class in connection with the Acquisition;

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            (b) whether the Individual Defendants are engaging in self-dealing in connection with the Acquisition;

            (c) whether the Individual Defendants have breached their fiduciary duty to secure and obtain the best price reasonable under the circumstances for the benefit of plaintiff and the other members of the Class in connection with the Acquisition;

            (d) whether the Individual Defendants are unjustly enriching themselves and other insiders or affiliates of CrossWorlds;

            (e) whether defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Acquisition, including the duties of good faith, diligence, honesty and fair dealing;

            (f) whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other offers for the Company or its assets; and

            (g) whether plaintiff and the other members of the Class would suffer irreparable injury were the transactions complained of herein consummated.

      27. Plaintiffs claims are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class.

      28. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature and will fairly and adequately protect the interests of the Class.

      29. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.

      30. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

      31. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

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                            THE PROPOSED ACQUISITION

      32. CrossWorlds provides e-business infrastructure software that enables the integration and automation of business processes using the Internet. The Company's products are based on an enterprise-class architecture. CrossWorlds provides pre-built connectivity solutions.

      33. On October 30, 2001, at 8:02 a.m., IBM and CrossWorlds announced that they signed an agreement for the sale of CrossWorlds to IBM. The press release stated in part:

            IBM and CrossWorlds Software, Inc. today announced the two companies have entered into a definitive agreement for IBM to acquire CrossWorlds in a cash transaction valued at $129 million.

            The acquisition further strengthens IBM's business in the fast-growing e-business infrastructure software segment, a key strategic priority for the company. IBM's Web Sphere e-business infrastructure software revenue grew 75% year-to-year in the third quarter of 2001 - the tenth consecutive quarter of double-digit growth. And MQSeries, IBM's integration software, grew 12% in the same time period.

            According to IDC, software supporting the unique business-process integration requirements of specific industries, such as CrossWorlds' products, represents the fastest growing sub-segment of e-business infrastructure software with annual growth of 25%. IDC estimates the opportunity for this sub-segment will be $4 billion by 2005.

            The acquisition extends the unparalleled breadth of IBM's portfolio of e-business infrastructure software, known as, middleware. And it addresses a key customer need for solutions that include both application server and integration software.

      34. On October 30, 2001, after the close of the market, the Company issued a press release entitled, "CrossWorlds Software Achieves Record Revenues of $21.7 Million and Becomes Profitable One Quarter Ahead of Schedule in Fiscal 2001 Third Quarter." The press release stated in part:

            CrossWorlds Software, a leading business integration provider, today announced its financial results for the third quarter ended September 30, 2001. CrossWorlds also announced that it has entered into a definitive merger agreement with IBM for IBM to acquire CrossWorlds in a cash transaction valued at $129 million.

            Third quarter financial highlights include:

            -     Record revenues of $21.7 million


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            -     Pro forma profitability one quarter ahead of projections, at
                  $0.03 per share

            -     Record gross margin at 68 percent

            Total revenue for the third quarter was $21.7 million, compared with $15.1 million in the prior year comparable period, representing an increase of 44 percent. License revenue for the third quarter was a record $10.6 million, compared with $6.6 million in the prior year comparable period, resenting [an] increase of 62 percent. Pro forma income for the third quarter, excluding restructuring charges and non-cash charges for deferred stock-based compensation, was $0.9 million, or $0.03 per share, compared to a loss of $7.2 million, or $0.28 per share, in the prior year comparable period.

            Net loss, including these restructuring charges and non-cash charges for deferred stock-based compensation, was $1.5 million, or $0.06 per share, compared with a loss of $7.9 million, or $0.30 per share, in the same period a year ago.

            "We are very pleased that we remained profitability in Q3, one quarter ahead of schedule, while at the same time balancing our bottom line achievement with record revenues," said James Budge, CrossWorlds' CFO.

            "I am delighted that we continued to exceed our top and bottom line financial objectives in Q3 and we were able to achieve profitability one quarter ahead of projections," said Fred Amoroso, CrossWorlds' President and CFO.

      35. This earnings announcement was a surprise to CrossWorld's shareholders as these results were far better than the Company had led shareholders to believe. Had defendants released this news prior to the acquisition announcement, defendants knew that CrossWorld's stock would spike above the acquisition price.

                                  SELF-DEALING

      36. The self-dealing, conflicts of interest and conduct harmful to the interests of the shareholders result from at least the following:

            (a) The $4.65 price offered to the public shareholders is inadequate; and

            (b) The realizable value from growth and a recovery of the Company's historic performance is far in excess of $4.65 per share. The $4.65 per share price does not reflect this fact nor the fact that the offer is a substantial discount to where CrossWorlds stock would have traded had the defendants not concealed CrossWorlds' third quarter results until after the announcement of the acquisition.

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      37. The Acquisition is designed to essentially freeze CrossWorlds' public stockholders out of a large portion of the valuable assets which have produced, and defendants expect will continue to produce, substantial revenue and earnings, and these assets are being sold for grossly inadequate consideration to IBM.

      38. If the Acquisition is consummated, plaintiff and the other members of the Class will no longer own shares in a "growth" company or benefit from the revelations of record third quarter results which defendants concealed, but rather will be cashed out of their CrossWorlds stock for just $4.65 per share.

      39. The director defendants are obligated to maximize the value of CrossWorlds to the shareholders. The Class members are being deprived of their right to a fair and unbiased process to sell the Company and the opportunity to obtain maximum value and terms for their interests, without preferential treatment to the insiders.

      40. By reason of their positions with CrossWorlds, the Individual Defendants are in possession of non-public information concerning the financial condition and prospects of CrossWorlds, and especially the true value and expected increased future value of CrossWorlds and its assets, which they have not disclosed to CrossWorlds' public stockholders. Moreover, despite their duty to maximize shareholder value, the defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of CrossWorlds' public shareholders. In fact, in order to further their own interests, defendants withheld CrossWorlds' "record" third quarter operating results until after they announced the acquisition.

      41. The proposed sale is wrongful, unfair and harmful to CrossWorlds' public stockholders, and represents an effort by defendants to aggrandize their own financial position and interests at the expense of and to the detriment of Class members. The Acquisition is an attempt to deny plaintiff and the other members of the Class their right to share proportionately in the true value of CrossWorlds' valuable assets, and future growth in profits and earnings, while usurping the same for the benefit of IBM on unfair and inadequate terms.

      42. As a result of defendants' unlawful actions, plaintiff and the other members of the Class will be damaged in that they will not receive their fair portion of the value of CrossWorlds' assets and business and will be prevented from obtaining the real value of their equity ownership of the Company.

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      43. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

            - Undertake an appropriate evaluation of CrossWorlds' worth as an acquisition candidate.

            - Withdraw their consent to the sale of IBM and allow the shares to trade freely without impediments.

            - Act independently so that the interests of CrossWorlds' public stockholders will be protected, including, but not limited to, the retention of truly independent advisors and/or the appointment of a truly independent special Committee.

            - Adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests of CrossWorlds' public stockholders.

      44. The Individual Defendants have also approved the Acquisition so that it transfers 100% of CrossWorlds' revenues and profits to IBM, thus all of CrossWorlds' operations will now accrue to the benefit of IBM. By contrast, plaintiff and the Class will be frozen out of all of these revenues, earnings and profits.

                                 CAUSE OF ACTION

                      Claim for Breach of Fiduciary Duties

      45. Plaintiff repeats and realleges each allegation set forth herein.

      46. The defendants have violated fiduciary duties of care, loyalty, candor and independence owed to the public shareholders of CrossWorlds and have acted to put their personal interests ahead of the interests of CrossWorlds shareholders.

      47. By the acts, transactions and courses of conduct alleged herein, defendants, individually and acting as a part of a common plan, are attempting to unfairly deprive plaintiff and other members of the Class of the true value of their investment in CrossWorlds.

      48. The Individual Defendants have violated their fiduciary duties by entering into a transaction with CrossWorlds without regard to the fairness of the transaction to CrossWorlds shareholders. Defendant CrossWorlds directly breached and/or aided and abetted the other

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defendants' breaches of fiduciary duties owed to plaintiff and the other holders of CrossWorlds stock.

      49. As demonstrated by the allegations above, the defendant directors failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of CrossWorlds because, among other reasons:

            (a) they failed to take steps to maximize the value of CrossWorlds to its public shareholders and they took steps to avoid competitive bidding, to cap the price of CrossWorlds stock and to give IBM an unfair advantage, by, among other things, failing to solicit other potential acquirors or alternative transactions;

            (b) they failed to properly value CrossWorlds; and

            (c) they ignored or did not protect against the numerous conflicts of interest resulting from the directors' own interrelationships or connection with the Acquisition.

      50. Because the Individual Defendants dominate and control the business and corporate affairs of CrossWorlds, and are in possession of private corporate information concerning CrossWorlds' assets (including its actual results which defendants concealed until after the announcement of the acquisition) business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of CrossWorlds which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

      51. By reason of the foregoing acts, practices and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class.

      52. As a result of the actions of defendants, plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of CrossWorlds' assets and businesses and have been and will be prevented from obtaining a fair price for their common stock.

      53. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the proposed Acquisition which will exclude the Class from its fair share of CrossWorlds' valuable assets and businesses,

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

and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

      54. Defendants are engaging in self dealing, are not acting in good faith toward plaintiff and the other member of the Class, and have breached and are breaching their fiduciary duties to the members of the Class.

      55. As a result of the defendants' unlawful actions, plaintiff and the other members of the Class will be irreparably harmed in that they will not receive their fair portion of the value of CrossWorlds' assets and business and will be prevented from obtaining the real value of their equity ownership of the Company. Unless the proposed Acquisition is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class, will not engage in arm's-length negotiations on the Acquisition terms, and will not supply to CrossWorlds' minority stockholders sufficient information to enable them to cast informed votes on the proposed Acquisition and may consummate the proposed Acquisition, all to the irreparable harm of the members of the Class.

      56. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court's equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury which defendants' actions threaten to inflict.

                                PRAYER FOR RELIEF

      WHEREFORE, plaintiff demands preliminary and permanent injunctive relief in his favor and in favor of the Class and against defendants as follows:

      A. Declaring that this action is properly maintainable as a class action;

      B. Declaring and decreeing that the Acquisition agreement was entered into in breach of the fiduciary duties of the defendants and is therefore unlawful and unenforceable;

      C. Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Acquisition, unless and until the Company adopts and implements a procedure or process to obtain the highest possible price for shareholder;

      D. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of CrossWorlds' shareholders until the process for the sale or suction of the Company is completed and the highest possible price is obtained;

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      E. Rescinding, to the extent already implemented, the Acquisition or any of the terms thereof;

      F. Imposition of a constructive trust, in favor of plaintiff, upon any benefits improperly received by defendants as a result of their wrongful conduct;

      G. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and

      H. Granting such other and further equity relief as this Court may deem just and proper.

DATED: November 1, 2001                    MILBERG WEISS BERSHAD
                                              HYNES & LERACH LLP
                                           WILLIAM S. LERACH
                                           DARREN J. ROBBINS


                                           /s/ Darren J. Robbins
                                           ------------------------------
                                           DARREN J. ROBBINS

                                           600 West Broadway, Suite 1800
                                           San Diego, CA 92101
                                           Telephone: 619/231-1058
                                           619/231-7423 (fax)

                                           Attorneys for Plaintiff

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